UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2009

SILVERSTAR HOLDINGS, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

2008 Debentures

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2008, Silverstar Holdings, Ltd., a Bermuda corporation (the “Company”), entered into a Securities Purchase Agreement, dated as of March 19, 2008 (the “2008 Agreement”), with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company issued to the Purchasers (i) 9% Secured Convertible Debentures in the aggregate principal amount of $7,500,000 due March 19, 2012 (the “2008 Debentures”) and (ii) warrants to purchase an aggregate of 3,124,999 shares of the Company’s common stock, par value $0.01 per share, at an exercise price of $1.50 per share. Additionally, as previously disclosed, the Company’s obligations under the 2008 Debentures are secured by a lien on all assets of the Company and certain of its subsidiaries in favor of the Purchasers pursuant to a Security Agreement, dated as of March 19, 2008 (the “Security Agreement”), among the Company, all of the subsidiaries of the Company (except Empire Interactive PLC and Strategy First Inc.) and the Purchasers, and guaranteed by all the subsidiaries of the Company (except Empire Interactive PLC and Strategy First Inc.) pursuant to a Subsidiary Guarantee, dated as of March 19, 2008, made by the Company’s subsidiaries (except Empire Interactive PLC and Strategy First Inc.) in favor of the Purchasers. In addition, the obligations of the Company under the 2008 Debentures are personally guaranteed by Mr. George Karfunkel pursuant to a Personal Guarantee, dated as of March 19, 2008 (the “Personal Guarantee”).

The Company failed to make its interest payments due March 1, 2009 under the 2008 Debentures. Additionally, as previously disclosed on a Form 8-K filed with the SEC on March 10, 2009, the Company’s common stock was delisted from the Nasdaq Capital Market at the opening of trading on March 12, 2009. Under the 2008 Debentures, the failure to pay interest for a period of three trading days, or the failure of the Company’s common stock to be eligible for quotation on a trading market specified in the 2008 Debentures, including the Nasdaq Capital Market, for a period of five trading days, are each “Events of Default” under the 2008 Debentures. Under the 2008 Debentures, upon the occurrence of an “Event of Default,” a holder of a 2008 Debenture may elect upon written notice to the Company to require the Company to immediately pay such holder an amount (the “2008 Debenture Mandatory Default Amount”) equal to the sum of (i) the greater of (A) 115% of the principal amount of the 2008 Debentures to be prepaid, plus all accrued and unpaid interest thereon, or (B) the principal amount of the 2008 Debentures to be prepaid, plus all other accrued and unpaid interest thereon, divided by the conversion price of the 2008 Debentures on (x) the date the 2008 Debenture Mandatory Default Amount is demanded or otherwise due or (y) the date the 2008 Debenture Mandatory Default Amount is paid in full, whichever is less, multiplied by the VWAP (as defined therein) on (x) the date the 2008 Debenture Mandatory Default Amount is demanded or otherwise due or (y) the date the 2008 Debenture Mandatory Default Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the 2008 Debenture. Commencing five days after the occurrence of an “Event of Default” that results in the eventual acceleration of the 2008 Debentures, the interest rate on the 2008 Debentures will accrue at a rate of 18% per annum.

On March 16, 2009, the Company received a default notice from GCP O & G I LLC (“GCP”), a Purchaser under the 2008 Agreement, with respect to its 2008 Debenture. The notice provides that an Event of Default has occurred due to the failure of the Company to make an interest payment on its 2008 Debenture on March 1, 2009 and the failure to Company’s common stock to remain eligible for quotation on a trading market specified in the 2008 Debenture.

On March 16, 2009, the Company received a default notice from Harborview Master Fund L.P. (“Harborview”), a Purchaser under the Agreement, with respect to its 2008 Debenture. The notice provides that an Event of Default has occurred due to the failure of the Company to make an interest payment on its 2008 Debenture on March 1, 2009 and the failure to Company’s common stock to remain eligible for quotation on a trading market specified in the 2008 Debenture. The notice further provides that as a result of such Events of Default, the Company owes Harborview $862,000 plus accrued and unpaid interest on its 2008 Debenture. Additionally, on March 16, 2009, Harborview demanded that George Karfunkel pay the amount the Company owes to Harborview under its 2008 Debenture pursuant to the Person Guarantee.

On March 17, 2009, the Company received a default and acceleration notice from GCP on behalf of itself, Alpha Capital Anstalt (“Alpha”), Barry Honig, all 2008 Purchasers under the 2008 Agreement, with respect to their 2008 Debentures. The default and acceleration notice provides that an Event of Default has occurred due to the failure of the Company to make an interest payment on the 2008 Debentures on March 1, 2009 and the failure of the Company’s common stock to remain eligible for quotation on a trading market specified in the 2008 Debenture. The default and acceleration notice further provides that GCP, Alpha and Barry Honig are exercising their right to declare the entire principal amount of, and the interest on, the 2008 Debentures issued to them immediately due and payable. As a result, the Company owes GCP, Alpha and Barry Honig an aggregate of $7,868,874 plus accrued and unpaid interest on their 2008 Debentures. In addition, GCP, Alpha and Barry Honig indicated that if the amounts owed to them are not immediately paid, they will foreclose on the assets of the Company and its subsidiaries that are subject to the Security Agreement. Additionally, on March 17, 2009, GCP, Alpha and Barry Honig demanded that George Karfunkel pay the amount the Company owes to them under their respective 2008 Debentures pursuant to the Person Guarantee.

With respect to the 2008 Debentures, the Company owes the Purchasers an aggregate of $8,731,374 plus accrued and unpaid interest.

The Company is currently considering its responses to the notices from the 2008 Purchasers.

2006 Debentures

As previously disclosed on a Form 8-K filed with the SEC on October 24, 2006, the Company and DKR SoundShore Oasis Holding Fund Ltd. (“DKR”) entered into a Purchase Agreement, dated as of October 19, 2006, as amended (the “2006 Purchase Agreement”), pursuant to which the Company issued to the Holder its Variable Rate Secured Convertible Debentures in the an aggregate principal amount of $1,400,000 due April 30, 2010 (the “2006 Debentures”).

The Company failed to make its interest payments due March 2, 2009 under the 2006 Debentures. Additionally, as previously disclosed on a Form 8-K filed with the SEC on March 10, 2009, the Company’s common stock was delisted from the Nasdaq Capital Market at the opening of trading on March 12, 2009. Under the 2006 Debentures, the failure to pay interest for a period of three trading days, or the failure of the Company’s common stock to be eligible for quotation on a trading market specified in the 2006 Debentures, including the Nasdaq Capital Market, for a period of five trading days, are each “Events of Default” under the 2006 Debentures. Under the 2006 Debentures, upon the occurrence of an “Event of Default,” a holder of a 2006 Debenture may elect upon written notice to the Company to require the Company to immediately pay such holder an amount (the “2006 Debenture Mandatory Default Amount”) equal to the sum of (i) the greater of (A) 115% of the principal amount of the 2006 Debentures to be prepaid, plus all accrued and unpaid interest thereon, or (B) the principal amount of the 2006 Debentures to be prepaid, plus all other accrued and unpaid interest thereon, divided by the conversion price of the 2006 Debentures on (x) the date the 2006 Debenture Mandatory Default Amount is demanded or otherwise due or (y) the date the 2006 Debenture Mandatory Default Amount is paid in full, whichever is less, multiplied by the VWAP (as defined therein) on (x) the date the 2006 Debenture Mandatory Default Amount is demanded or otherwise due or (y) the date the 2006 Debenture Mandatory Default Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the 2006 Debenture. Commencing five days after the occurrence of an “Event of Default” that results in the eventual acceleration of the 2006 Debentures, the interest rate on the 2006 Debentures will accrue at a rate of 18% per annum.

On March 19, 2009, the Company received a default notice from DKR with respect to its 2006 Debenture. The notice provides that an Event of Default has occurred due to the failure of the Company to make an interest payment on its 2006 Debenture on March 2, 2009 and the failure to Company’s common stock to remain eligible for quotation on a trading market specified in the 2006 Debenture. The default notice further provides that DKR is exercising its right to declare the entire principal amount of, and the interest on, the 2006 Debentures issued to it immediately due and payable. As a result, the Company owes DKR $1,624,233 plus accrued and unpaid interest on its 2006 Debentures.

The Company is currently considering its responses to the default notice from DKR.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 20, 2009	SILVERSTAR HOLDINGS, LTD.

By:  /s/ Clive Kabatznik

        Name: Clive Kabatznik

        Title: Chief Executive Officer